Exhibit 15
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                                                               EXHIBIT 15
EQUITABLE LIFE INSURANCE COMPANY OF IOWA
909 Locust Street, Des Moine, Iowa 50309
                                             Phone: (515) 698-7001
                                             Fax:   (515) 698-7615


                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and officers of Equitable Life Insurance Company of Iowa ("Equitable Life"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign Equitable Life's registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                TITLE                         DATE
---------                -----                         ----

/s/ Frederick S. Hubbell Director and Chairman         April 27, 1998
-----------------------                                --------------------
Frederick S. Hubbell

/s/ Paul E. Larson       Director and President        April 27, 1998
-----------------------                                --------------------
Paul E. Larson

/s/ Thomas L. May        Director, Executive Vice      April 27, 1998
-----------------------     President and Chief
Thomas L. May               Marketing Officer

/s/ James R. Mumford     Director, General             April 27, 1998
-----------------------     Counsel, Secretary and     --------------------
James R. Mumford            Assistant Treasurer

/s/ David A. Terwilliger Director, Vice President,     April 27, 1998
-----------------------     Controller, Assistant      --------------------
David A. Terwilliger        Treasurer and Assistant
                            Secretary

/s/ Christopher R. Welp  Director and Vice President   April 24, 1998
-----------------------                                --------------------
Christopher R. Welp

/s/ Beth B. Neppl        Director and Vice President   April 24, 1998
-----------------------                                --------------------
Beth B. Neppl

/s/                      Director, Senior Vice         April 27, 1998
-----------------------     President and Chief        --------------------
Jerome L. Sychowski         Information Officer

/s/ Marvin W. Alexander  Director and Vice President   April 27, 1998
-----------------------                                --------------------
Marvin W. Alexander

/s/ Susan B. Watson      Director, Senior Vice         April 24, 1998
--------------------        President and Chief        --------------------
Susan B. Watson             Financial Officer



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